2015 Third Quarter Investor Presentation November 20, 2015 Exhibit 99.1

2 This presentation contains certain forward-looking statements. Forward-looking statements may be identified by words such as “outlook,” “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “will,” “should,” “may” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated; retaining existing partners and attracting new partners, concentration of our platform revenue in a small number of Retail Card partners, promotion and support of our products by our partners, and financial performance of our partners; our need for additional financing, higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to securitize our loans, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loans, and lower payment rates on our securitized loans; our reliance on dividends, distributions and other payments from Synchrony Bank; our ability to grow our deposits in the future; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk, the sufficiency of our allowance for loan losses and the accuracy of the assumptions or estimates used in preparing our financial statements; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of strategic investments; reductions in interchange fees; fraudulent activity; cyber-attacks or other security breaches; failure of third parties to provide various services that are important to our operations; disruptions in the operations of our computer systems and data centers; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; damage to our reputation; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and state sales tax rules and regulations; significant and extensive regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Act and the impact of the CFPB’s regulation of our business; changes to our methods of offering our CareCredit products; impact of capital adequacy rules; restrictions that limit Synchrony Bank’s ability to pay dividends; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; failure to comply with anti-money laundering and anti-terrorism financing laws; effect of General Electric Capital Corporation being subject to regulation by the Federal Reserve Board both as a savings and loan holding company and as a systemically important financial institution; GE’s inability to obtain savings and loan holding company deregistration (GE SLHC Deregistration); any conditions of the Federal Reserve Board approval required for us to continue to be a savings and loan holding company; our need to establish and significantly expand many aspects of our operations and infrastructure; loss of association with GE’s strong brand and reputation; limited right to use the GE brand name and logo and need to establish a new brand; terms of our arrangements with GE may be more favorable than what we will be able to obtain from unaffiliated third parties; obligations associated with being a public company; our incremental cost of operating as a standalone public company could be substantially more than anticipated; GE could engage in businesses that compete with us, and conflicts of interest may arise between us and GE; and failure caused by us of GE’s distribution of our common stock to its stockholders in exchange for its common stock to qualify for tax-free treatment, which may result in significant tax liabilities to GE for which we may be required to indemnify GE. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this presentation and in our public filings. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Non-GAAP Measures In order to assess and internally report the revenue performance of our three sales platforms, we use measures we refer to as “platform revenue" and “platform revenue excluding retailer share arrangements.” Platform revenue is the sum of three line items in our Condensed Consolidated and Combined Statements of Earnings prepared in accordance with U.S. generally accepted accounting principles ("GAAP"): “interest and fees on loans,” plus “other income,” less “retailer share arrangements.” Platform revenue and platform revenue excluding retailer share arrangements are not measures presented in accordance with GAAP. To calculate platform revenue, we deduct retailer share arrangements but do not deduct other line item expenses, such as interest expense, provision for loan losses and other expense, because those items are managed for the business as a whole. We believe that platform revenue is a useful measure to investors because it represents management’s view of the net revenue contribution of each of our platforms. Platform revenue excluding retailer share arrangements represents management’s view of the gross revenue contribution of each of our platforms. These measures should not be considered a substitute for interest and fees on loans or other measures of performance we have reported in accordance with GAAP. The reconciliation of platform revenue, and platform revenue excluding retailer share arrangements, to interest and fees on loans for each platform is included at the end of this presentation in “Appendix- Non-GAAP Reconciliations.” We present certain capital ratios in this presentation. As a new savings and loan holding company, Synchrony Financial (the “Company”) historically has not been required by regulators to disclose capital ratios, and therefore these capital ratios are non-GAAP measures. We believe these capital ratios are useful measures to investors because they are widely used by analysts and regulators to assess the capital position of financial services companies, although our Basel I Tier 1 common ratio is not a Basel I defined regulatory capital ratio, and our Basel I and Basel III Tier 1 common ratios may not be comparable to similarly titled measures reported by other companies. Our Basel I Tier 1 common ratio is the ratio of Tier 1 common equity to total risk-weighted assets, each as calculated in accordance with the U.S. Basel I capital rules. Our Basel III Tier 1 common ratio is the ratio of common equity Tier 1 capital to total risk-weighted assets, each as calculated in accordance with the U.S. Basel III capital rules. Our Basel III Tier 1 common ratio (on a fully phased-in basis) is a preliminary estimate reflecting management’s interpretation of the final Basel III capital rules adopted in July 2013 by the Federal Reserve Board, which have not been fully implemented, and our estimate and interpretations are subject to, among other things, ongoing regulatory review and implementation guidance. The reconciliation of each component of our capital ratios included in this presentation to the comparable GAAP component at June 30, 2015 and September 30, 2015 is included at the end of this presentation in “Appendix-Non-GAAP Reconciliations.” We refer to “managed-basis” as presenting certain loan performance measures as if loans sold by us to our securitization trusts were never sold and derecognized in our GAAP financial statements. We believe it is useful to consider these performance measures on a managed-basis for 2009 when comparing to similar GAAP measures in later years since we serviced the securitized and owned loans, and related accounts, in the same manner without regard to ownership of the loans. The reconciliation of the managed-basis loan performance measures in this presentation to the comparable GAAP measures for the twelve months ended December 31, 2009 is included at the end of this presentation in “Appendix-Non-GAAP Reconciliations.” Disclaimers

3 Synchrony Financial Overview Strong Value Proposition for Partners and Consumers • Advanced data analytics and targeted marketing capabilities • Dedicated team members support partners to help maximize program effectiveness • Enhanced sales growth and additional economic benefits for partners • Access to instant credit, promotional financing, and rewards for customers Attractive Growth and Ample Opportunities • Strong receivables growth • Significant opportunity to leverage long- standing partnerships to increase penetration • Opportunity to attract new partners • Developing broad product suite to build a leading, full-scale online bank Strong Financial Profile and Operating Performance • Solid fundamentals with attractive returns • Strong capital and liquidity with diverse funding profile • Positioned for future capital return post separation Leading Consumer Finance Business • Largest Private Label Credit Card (PLCC) provider in US(a) • A leader in financing for major consumer purchases and healthcare services • Long-standing and diverse partner base (a) Source: The Nilson Report (April 2015, Issue #1062) as measured by PLCC purchase volume and receivables, based on 2014 data. Robust Data and Technology Capabilities • Deep partner integration enables customized loyalty products across channels • Partner and cardholder focused mobile payments and e-commerce solutions • Leveraging digital, loyalty, and analytics capabilities to augment growth

4 • Added several new partners and renewed existing relationships • Announced participation in Apple Pay and Samsung Pay • Online sales increased 21% year-over- year outpacing U.S. online sales growth(d) • Federal Reserve Board approval to be stand-alone SLHC  Built out stand-alone infrastructure within targeted <34% efficiency ratio Accomplishments since IPO Financial Highlights Business Highlights • Exceeded growth outlook(a)  Robust receivables growth of 12% exceeded outlook of 6-8%  Program sales growth has outperformed retailers’ sales growth • Delivered strong financial results(b)  Return on assets of 3.0% at high end of 2.5- 3.0% outlook range  Net interest margin of 15.8% exceeded 15.0- 15.5% outlook range  Efficiency ratio of 33.3% in-line with <34% outlook range • Strengthened balance sheet(c)  Capital and liquidity levels well above peers - CET1 Ratio, fully phased-in basis: 16.6% - Liquid assets % of total assets: 19.3%  Strong deposit growth—increased $8B, or 24%, and moved into 60-70% target range (a) SYF growth is 3Q15 vs. 3Q14 and includes BP portfolio acquisition in 2Q15. Outlook provided in January 23, 2015 earnings presentation. (b) SYF financial results are 3Q15 YTD. Outlook provided in January 23, 2015 earnings presentation. (c) SYF capital and liquidity ratios as of 3Q15 and deposit growth 3Q15 vs. 3Q14. (d) Source for U.S. data is the U.S Census Bureau, Monthly & Annual Trade Report, Quarterly E-Commerce Report, Retail Indicators Branch, U.S. Census Bureau - the growth is based on most current data available (2Q15 vs. 2Q14). Note: Synchrony Financial does not affirm guidance during the year and is not doing so in this presentation.

Business Overview

Partner-Centric Business with Leading Sales Platforms

	Retail Card	Payment Solutions	CareCredit
	Private label credit cards, Dual Cards™ & small business credit products for large retailers	Promotional financing for major consumer purchases, offering private label credit cards & installment loans	Promotional financing to consumers for elective healthcare procedures & services
Platform Revenue[(a)]	$7,338	$1,660	$1,704
Receivables ($B) [(b)]	$43.4	$12.9	$7.2

(a) Platform revenue for period 4Q14 through 3Q15, $ in millions. Platform revenue is the sum of "interest and fees on loans," plus "other income," less "retailer share arrangements". See non-GAAP reconciliation in appendix.
(b) As of September 30, 2015.

synchrony FINANCIAL

6

7 Customized Products Credit Products Retailer only acceptance Accepted at network locations Deposit Products Retailer only acceptance Accepted at provider network locations Private Label Dual CardTM Affinity to retailer, provides customized benefits & features Big-ticket focus, offering promotional financing options Retail Card Private Label Private Label • Dental • Vision • Cosmetic • Veterinary • Cash back, discounts • Credit events & promotions • Reward/best customer programs • Home • Furniture • Electronics • Luxury • Power sports Payment Solutions CareCredit Fast-growing online bank Deposits FDIC-insured products Robust product suite Synchrony Bank • Certificates of Deposit • Money Market Accounts • Savings Accounts • IRA Money Market Accounts • IRA Certificates of Deposit

8 2014 Platform Revenue 26% 74% 200,000 next largest programs  Majority auto-renew  No ongoing program exceeds 0.1% Long-Standing Partnerships $10,126 Largest 40 programs(c)  Typically under long-term exclusive contracts (a) As of September 30, 2015. (b) Platform revenue is the sum of “interest and fees on loans,” plus “other income,” less “retailer share arrangements”. See non-GAAP reconciliation in appendix. (c) 40 largest ongoing program agreements, based on 2014 platform revenue. Contractual Expiration(a) 3% 3% 7% Partners 16% 12% 2018 2017 2015/16 2020 7 4 5 10 2019 5 15% 2021 5 18% 2022+ 4 Length of Major Partner Relationships (Years)(a) Last Renewal 36 2014 21 2014 19 2014 17 2014 16 2013 15 2013 11 2015 8 2015 61% 2019+ 2014 Platform Revenue(b) $ in millions, % of 2014 Platform revenue

9 Largest PLCC Provider in U.S. Source: Nilson Report, % of 2008 market. 80% 85% 90% 95% 100% 105% Private Label Credit Cards are 6% above pre-crisis levels at $108 billion General Purpose Credit Cards are down 11% from peak at $765 billion 2008 2009 2010 2011 2012 2013 Source: Nilson Report, PLCC year-end receivables, $ in billions. $42 $35 $37 U.S. PLCC +$14 billion since 2011 2014 2011 2012 $44 2014 2013 U.S. Credit Card Receivables Synchrony Financial PLCC Receivables SYF PLCC +$9 billion since 2011

Differentiated Value Proposition for Partners & Customers

Partner Value Proposition

Increased Sales

- Our purchase volume is growing faster than market
- Promotional financing influences big-ticket & healthcare spend

Purchase volume [(a)]

Gray = non-cardholder
Blue = cardholder



+43%
+86%
+39%
Retailer A
Retailer B
Retailer C

(a) Based on internal research.

Cardholders spend substantially more than non-cardholders

Customer Loyalty

✓ Retail Card customers average 7 year relationship[(b)]

✓ 50% of CareCredit purchase volume from reuse of product by existing customers[(c)]



GAP
GIVE THE SEASON
30% OFF
35% OFF

(b) Metrics as of 12/31/2014.
(c) Based on 3Q15.

Engagement throughout customer lifecycle leads to loyalty and retention

Enhanced Marketing

- Dedicated on-site teams provide actionable insights
- Targeted marketing with advanced data analytics

Purchase volume[(d)]

Acquired retailer purchase volume as a % of prior issuer's purchase volume



+15%
+45%
+75%
Pre Acq.
Year 1
Year 2
Year 3
Post Acquisition

(d) Based on retailer reporting.

1,000+ FTEs dedicated to drive partner sales

Economic Benefits

✓ No interchange fees for in-store purchases

✓ Retailer share arrangements enhance engagement



$2.6B+
Margin on additional sales
++
Interchange savings
++
Retailer share arrangements
$2.6B
2014

We deliver significant savings and earnings to our partners

11

12 Proprietary Closed-Loop Network Advantages Customer Merchant Acquirer Network Issuer General Purpose Card and Co-Branded Cards Synchrony Financial Closed Loop Network for PLCC and Dual CardTM Citi Capital One Chase Date Merch. Channel Brand Cat./SKU $ 10/2/15 Belk In- Store DKNY Women’s Shoes 468XUTY $83.44 10/9/15 Belk Mobile Coach Women’s Handbags 229HHREO $212.17 Date Merch. Channel Brand Cat./SKU $ 10/2/15 Belk $83.44 10/9/15 Belk $212.17 Enables Valuable Data Capture and Eliminates Interchange Fees • Limited data can be collected by the card issuer when a General Purpose Credit Card or traditional co-branded card is used • When Synchrony Financial Private Label Credit Cards or Dual CardsTM are used in-store, the transaction runs on our network • Valuable incremental data capture occurs on transactions that run over the Synchrony Financial closed loop network - Brand or category - SKU-level data - Channel: in-store, online, or mobile - Receive SKU or category-level data on over 70% of network transactions • No interchange fees when Synchrony Financial Private Label Credit Cards or Dual CardsTM are used over our network

13 13 SKU/Category Data Leverage Data/Analytics to Drive Partner Performance Through the data we collect over our network, we bring more insight to our partners DUAL CARDTM World spend Analyzing spend outside the retailer delivers insights to drive customers back in-store Combine shopper insights with external data to identify best new store location Use store-level data to optimize store efficiency Recommend products based on in-store purchase insights Identify • In-store cross shop categories Predict • Category purchase likelihood Recommend • Products Leverage Card Spend Outside of Retailer to Customize In-Store Offers Helping Partners Beyond Credit low medium medium low high high medium high highest medium high highest High Medium Low None Competitive index Area = 1 Area x 2 Competitors Competitors Sales $20M Efficiency 93% Sales $27M Efficiency 80%

Innovative Digital Capabilities

eCommerce & Mobile

Consumer



- Investing in enhanced user experience:
  - Customized offers
  - Quickscreen
  - Auto pre-fill
- Mobile applications deliver customized features including rewards, retail offers and alerts

Small Business



- Enhance user experience and features:
  - Project-level invoicing and billing
  - Invoice search
  - Simplified payments

Synchrony Bank



- Upgraded digital banking platform; including Remote Deposit Capture
- Responsive design allows customers to access account via any device

Mobile Payments

Wallet-Agnostic Strategy—Offering Choice to Retail Partners and Consumers

Pay SAMSUNG pay pay

- Developed mobile platform that can be rapidly integrated across retailers and wallets
- Launched Samsung Pay for Payment Solutions and CareCredit

Benefits to Synchrony Financial and Our Customers

- Preserving unique benefits and value propositions
- Synchrony Financial continuing to capture valuable customer data on our network
- Developing proprietary solutions like Digital Card
  - Digital version of card
  - Enables in-store self-service account lookup
  - Includes loyalty program number
  - Easy and secure access to card



14

Our innovative digital capabilities drove a 69% increase in online and mobile purchase volume since 3Q12

15 15 Online and mobile purchase volume(c) Availability of credit differentiates partners & helps customers Significant acquisition & lifecycle benefits vs General Purpose Cards Convenient credit & acquisition offer is a compelling proposition Millions approved every year Rewards tailored to each customer Making purchases & procedures obtainable 42 47 2013 2012 2014 49 Annual applications in millions Other payment Postpone 49% 51% 49% of CareCredit customers would postpone or reduce scope of treatment without financing Instant Access to Credit Promotions & Rewards +8% CAGR Up to 40% Up to 8% Synchrony Rewards Value Up to 6% Up to 2% GPCC cash back Promo Everyday (b) Source: 2015 CareCredit Internal Study (1,500 respondents) (b) (a) Based on terms of ten general purpose cash back credit cards surveyed by the Company. (a) Promotional Financing Convenience helps drive increased usage Digital Experience 3Q12 3Q15 +69% (c) SYF growth is calculated as 2Q15 vs. 2Q12. 3Q13 3Q14 Customer Value Proposition Over 60 million average active cardholders enjoying our card benefits Nearly one-third of applications occur digitally and 45% of active accounts are using digital servicing (b) Customer Engagement Study, Chadwick Martin Bailey, internally commissioned, 2Q15. 15 (c) Increase in online and mobile purchase volume 3Q15 vs. 3Q12.

Growth Strategy

Growth Initiatives

Initiatives

Initiative	
Continue to drive organic growth and increase penetration through strong value propositions	Loan Receivables Growth $ in billions +9% CAGR
Attract new programs, gain endorsements, and expand network	
Leverage digital, mobile, loyalty and analytics capabilities to strengthen relationships and drive increased sales	Digital Channel Apps 31%[a] Digital Purchase Vol +69%[b]
Accelerate Synchrony Bank into a premier online banking platform	Direct Deposit Growth $ in billions +73% CAGR
Leverage platform and scale to expand offerings and network acceptance to drive long-term growth	



$48
$53
$57
$64
3Q12
3Q13
3Q14
3Q15

(a) Percentage of card applications made via a digital channel in 3Q15
(b) 3Q15 vs 3Q12, includes online and mobile



$9.2
$18.3
$27.6
3Q'13
3Q'14
3Q'15

17

18 Expansive Opportunity (a) (a) Source: Nilson. $873 Billion of U.S. Credit Card Receivables SYF comprises ~7% of credit card receivables $48 $52 $57 $61 2011 2012 2013 2014 $ in billions • Majority of growth is organic • Targeted marketing programs, digital capabilities, and value propositions helped drive organic growth Strong Receivables Growth $807 $810 $834 $873 2011 2012 2013 2014 +3% CAGR +9% CAGR • U.S. credit card purchase volume grew 21% (2008 – 2013) and is expected to grow 65% (2013 – 2018) Significantly Outpacing Industry Growth

19 1.5% 2.6% 2.7% 0.6% 7.6% 1.6% 9.2% 2.9% 7.5% 9.4% 10.1% 9.8% Mass Electronics Healthcare Apparel/Dept. Home Furniture $531 $278 $223 $213 $213 $77 2012-2014 Market Growth Rate 2012-2014 Synchrony Financial Purchase Volume Growth Rate 2014 Market Size ($ in billions) • Over 80 years of retail heritage • Significant scale across platforms • Robust data capture enables more customized offers • Analytics and data insights help drive growth • Joint executive management of programs—1,000+ SYF FTEs dedicated to drive partner sales • Collaboration with partners ensures sales teams are aligned with program goals • Economic benefits and incentives align goals and drive profitable program growth Deep Integration Drives 2-3x Market Growth Rate Sources for market data: Kantar Retail (2014 Mass & Apparel/Dept. market projections); IBIS World Research Group; CareCredit industry research; Joint Centers for Housing Studies, Harvard University; Consumer Electronics Association.

20 20 Retail Card Payment Solutions CareCredit We attract partners who value our: • Experience & partnership—long history of improving sales, customer loyalty, and retention • Differentiated capabilities: - Marketing and analytics - Innovation - Mobile and online - Underwriting and lifecycle management - On-site dedicated teams We seek deals that: • Have an appropriate risk-reward profile • Enable us to own key program aspects: - Underwriting - Collections Attracting New Partners Track record of winning programs

21 $7.4 $8.0 $9.2 $11.0 $13.0 $15.7 $18.3 $19.7 $21.3 $24.4 $27.6 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 Growth Strategy  Competitive rates and superior service afforded by low cost structure of online bank  Opportunity to further leverage cross-sell opportunities with cardholder base  Expand product suite – checking, debit, bill payment, small business deposit accounts  Enhance Synchrony Bank Perks program High customer satisfaction scores Ally Source: Chadwick Martin Bailey, internally commissioned; April 2015 78 16 6 76 18 5 63 34 3 47 38 15 47 39 15 Satisfied Ambivalent Unsatisfied 53 40 6 AXP WFC JPM COF Strong direct deposit growth $ in billions Fast-Growing Online Bank

22  Expand network: Expand network capability and increase utility of cards • CareCredit • CarCareOne • Rite Aid • Evaluate targeted co- brand opportunities (e.g. Travel and Entertainment) • Lowe’s Pro Services • Amazon Corporate Credit Line • Sam’s Club Business Credit Account • Geographic expansion • M&A Opportunities Opportunities Examples Future Growth Opportunities  Pursue inorganic opportunities: Ability to leverage platform and enhance capabilities  Expand to new products and markets: Leverage current capabilities to grow in under-penetrated markets and evaluate Synchrony-branded credit products  Grow our small business platform: Currently 1 million active Commercial accounts, $11 billion annual purchase volume in 2014

Financial Performance

24 $1,578 $1,667 4.57% 4.37% Net Earnings $ in millions 3Q14 YTD 3Q15 YTD Loan Receivables (a) $ in billions + 12% Net Charge-Offs (c) % of average loan receivables Platform Revenue (b) $ in millions $7,410 $7,986 + 8% Improved 20 bps $56.8 $63.5 3Q14 3Q15 3Q14 YTD 3Q15 YTD 3Q14 YTD 3Q15 YTD (a) Period end balances, 3Q15 includes the acquisition of the BP portfolio completed in 2Q15. (b) Platform revenue is the sum of “interest and fees on loans,” plus “other income,” less “retailer share arrangements”. See non-GAAP reconciliation in appendix. (c) Includes loan receivables held for sale. + 6% Strong Operating Performance

Peer Comparison: 3Q15

Significant Growth

Purchase Volume Growth[a]



18.8%
12.3%
5.3%
2.7%
COF
SYF
AXP
DFS

Loan Receivables Growth[d]



12.4%
11.9%
7.1%
3.6%
COF
SYF
AXP
DFS

Strong Margins

Risk-Adjusted Yield[b]



17.4%
11.3%
10.0%
9.0%
SYF
COF
DFS
AXP

Efficiency Ratio[a]



34.2%
40.3%
47.6%
65.1%
SYF
DFS
COF
AXP

Strong Balance Sheet

CET1 Ratio[c]



16.6%
14.3%
12.6%
11.8%
SYF
DFS
AXP
COF

Liquidity % of Assets[e]



20.0%
15.8%
15.5%
14.7%
SYF
DFS
AXP
COF

(a) Segment data for AXP-U.S Card Services and COF-Domestic Credit Card. Other data-total company level.
(b) SYF yield calculated as loan receivable yield less net charge-off rate. Peer information calculated as credit card yield less net charge-off rate on credit cards.
(c) CET1 ratios are on an estimated, fully phased-in basis. See non-GAAP reconciliation in appendix.
(d) Segment data for AXP-U.S Card Services, COF-Domestic Credit Card, and DFS-Credit Card. SYF-total company level and includes the acquisition of the BP portfolio.
(e) For AXP, DFS, and SYF calculated as: (cash and cash equivalents + investment securities) / total assets. COF calculated as: (cash and cash equivalents + AFS securities) / total assets.

Sources: Company filings and SNL.
Purchase volume and loan receivables growth are 3Q15 vs. 3Q14.

25

26 19% 7% 20% 20% 61% 73% • Synchrony Financial controls underwriting and credit line decisions • Focus on stronger underwriting has led to higher quality portfolio - 73% of loan receivables have FICO > 660 Stronger Portfolio U.S. consumer FICO (a) Delinquency Performance 30+ days past due as a % of period-end loan receivables 4.32% 4.26% 4.02% 3Q15 3Q14 3Q13 (a) Prior to 3Q’12 a proprietary scoring model was used and converted to a FICO equivalent score. 4.72% 3Q12 601-660 661+ 2008 3Q15 ≤ 600 ≤ 600 601-660 661-720 721+ At origination Disciplined Underwriting FICO, consumer accounts opened since beginning of 2010 41% 38% 20% 1% Focus on Higher Quality Asset Base

27 Net Charge-Off Ratio Risk-Adjusted Yield (a) Peers include: AXP US Card Services, BAC US Credit Card, C Citi- Branded Cards North America, COF Domestic Card, DFS Credit Card, JPM Credit Card, and WFC Consumer Credit Card. SYF – total company level. (b) Peers include: AXP US Card Services, BAC US Credit Card, C Citi- Branded Cards North America, COF Domestic Card, DFS Credit Card, and WFC Consumer Credit Card. SYF – total company level. SYF yield calculated as loan receivable yield less net charge-off rate. Peer information calculated as credit card yield less net charge-off rate on credit cards. Citi-Branded Card yield calculated as average quarterly yield less net charge-off rate on credit cards. (c) Data on a managed-basis for 2009. See non-GAAP reconciliation in appendix. (a,c) (b,c) 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 2009 2010 2011 2012 2013 2014 Ne t C h a rg e -O ff Ra ti o SYF Bank Card Average 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 18.00% 2009 2010 2011 2012 2013 2014 Ris k -A d jus ted Y ie ld SYF Bank Card Average • Net charge-off performance was generally consistent with general purpose card issuers during the financial crisis • Risk-adjusted yield outperformed general purpose card issuers by >700 bps through the financial crisis • Risk-adjusted yield outperformance has improved post-crisis to over 800 bps Delivered Strong Risk-Adjusted Returns Historical Net Charge-Offs & Risk-Adjusted Yield Source: Company filings.

28 100% 50% 50% 1.5% 2.5% Total Program Return Shared Components Illustrative Examples Program Revenue • Interest Income • Fee Income • Interchange Fees Program Expenses • Interest Expense • Provision for Loan Losses • Loyalty Expense • Operating Expenses SYF Share of Return Retailer Share of Return 2.75% 1.25% 4.0% Total Program Return Allocation Provides a countercyclical buffer in stressed environments: 2014 RSAs were 4.5% of average loan receivables 2009 RSAs were 1.6% of average loan receivables(a) 100% 50% 50% 1.5% 1.0% Total Program Return 2.00% 0.50% 2.5% N orma l Lo w e r P rogr a m P e rf o rm a nc e Operating Environment Program Return (a) Loan receivables on a managed-basis in 2009. See non-GAAP reconciliation in appendix. Retailer Share Arrangements (RSA) SYF – 69% of Program Return SYF – 80% of Program Return

29 Diverse Funding Sources and Strong Liquidity Deposits Securitized Debt Unsecured Debt 3Q15 Long-term target 16% 63% 21% 15%-20% 60%-70% 15%-20% Diverse Funding Sources % of liabilities excluding non-debt liabilities Strong Liquidity Profile $ in billions $21.9 Highly liquid assets Undrawn capacity $6.6 $15.3  Substantial liquidity: $21.9 billion as of 3Q15, including undrawn securitization capacity  Diverse and stable funding sources  Fast-growing direct deposit platform to support growth  SYF positioned neutral to slightly asset sensitive 3Q15

30 Strong Position Relative to Peers Strong Capital Profile Peers include AXP, DFS, and COF. (a) CET1 ratios are on an estimated, fully phased-in basis. See non-GAAP reconciliation in appendix. (b) Subject to board and regulatory approval. Sources: Company filings and SNL. 3.0% 2.6% SYF Peer Average ROA – 3Q15 YTD 16.6% 12.9% SYF Peer Average CET1 Ratio – 3Q15 (a) • Current level of capital well above peers • Generating solid relative earnings power • Significant capital return opportunity over the long-term(b) Capital Deployment Priorities 1. Organic growth 2. Program acquisitions 3. Dividends 4. Share buybacks 5. M&A Opportunities

31 Performance Exceeding 2015 Outlook Loan Receivables Growth 6% - 8% 12% Strategies delivering stronger organic growth Net Interest Margin 15.0% - 15.5% 15.8% Excess liquidity utilization Net Charge-Off Rate Stable (20) bps Improved credit profile Efficiency Ratio < 34% 33.3% Reflects stand-alone costs ROA 2.5% - 3.0% 3.0% Strong growth, better margin and credit performance, expenses on target 2015 Outlook(a) 3Q15 YTD Drivers (a) 2015 outlook provided in January 23, 2015 earnings presentation - Synchrony Financial does not affirm guidance during the year and is not doing so in this presentation.

32 Strategic Priorities Grow our business through our three sales platforms • Grow existing retailer penetration • Add new partners and programs that meet our return and risk thresholds • Evaluate growth opportunities Position business for long-term growth • Build Synchrony Bank into a leading full-scale online bank—develop broad product suite to increase loyalty, diversify funding and drive profitability • Explore opportunities to expand the core business (e.g., grow small business platform) Operate with a strong balance sheet and financial profile • Maintain strong capital and liquidity • Deliver earnings growth at attractive returns Leverage strong capital position • Organic growth, program acquisitions, and start-up opportunities • Return capital to shareholders through dividends and share repurchases • Invest in capability enhancing technologies and businesses Expand robust data, analytics and technology offerings • Accelerate capabilities: marketing, analytics, and loyalty • Continue to leverage developments across digital and mobile technologies

Appendix

Summary of Recent Financial Information[a]

($ in millions)

Growth metrics	**1Q15**	**2Q15**	**3Q15**	**3Q15 YTD**	**VPYTD%**
Loan receivables	$58,248	$61,431	$63,520	$63,520	11.9%
Purchase volume	$23,139	$28,810	$29,206	$81,155	11.1%
Statement of earnings					
Interest income	$3,150	$3,177	$3,392	$9,719	8.2%
Interest expense	275	270	289	834	30.3%
Net interest income	**2,875**	**2,907**	**3,103**	**8,885**	**6.5%**
Retailer share arrangements	(660)	(621)	(723)	(2,004)	6.8%
Net interest income, after retailer share arrangements	**2,215**	**2,286**	**2,380**	**6,881**	**6.4%**
Provision for loan losses	687	740	702	2,129	0.4%
Net interest income, after retailer share arrangements and provision for loan losses	**1,528**	**1,546**	**1,678**	**4,752**	**9.4%**
Other income	101	120	84	305	(5.6)%
Other expense	746	805	843	2,394	12.1%
Earnings before provision for income taxes	**883**	**861**	**919**	**2,663**	**5.1%**
Provision for income taxes	331	320	345	996	4.3%
Net earnings	**$552**	**$541**	**$574**	**$1,667**	**5.6%**
Key metrics					
Return on assets	3.0%	2.9%	2.9%	3.0%	(0.4) pts.
Net interest margin	15.79%	15.77%	15.97%	15.81%	(199) bps.
Efficiency ratio	32.2%	33.5%	34.2%	33.3%	1.8 pts.
Net charge-offs as a % of average loan receivables[b]	4.53%	4.63%	4.02%	4.37%	(20) bps.

(a) Unaudited financial information.
(b) Average loan receivables includes held for sale.

synchrony FINANCIAL

34

35 ($ in millions) Mar 31, Jun 30, Sep 30, Dec 31, Mar 31, Jun 30, Sep 30, Sep 30, Sep 30, Dec 31, Sep 30, 2014 2014 2014 2014 2015 2015 2015 3Q’14 3Q’15 2014 2015 Platform Revenue Total: Interest and fees on loans $2,928 $2,920 $3,116 $3,252 $3,140 $3,166 $3,379 $8,964 $9,685 $12,216 $12,937 Other income 115 112 96 162 101 120 84 323 305 485 467 Retailer share arrangements (594) (590) (693) (698) (660) (621) (723) (1,877) (2,004) (2,575) (2,702) Platform revenue $2,449 $2,442 $2,519 $2,716 $2,581 $2,665 $2,740 $7,410 $7,986 $10,126 $10,702 Retail Card: Interest and fees on loans $2,178 $2,158 $2,299 $2,405 $2,337 $2,335 $2,508 $6,635 $7,180 $9,040 $9,585 Other income 96 92 78 141 86 107 70 266 263 407 404 Retailer share arrangements (584) (577) (683) (686) (651) (606) (708) (1,844) (1,965) (2,530) (2,651) Platform revenue $1,690 $1,673 $1,694 $1,860 $1,772 $1,836 $1,870 $5,057 $5,478 $6,917 $7,338 Payment Solutions: Interest and fees on loans $372 $379 $405 $426 $403 $412 $442 $1,156 $1,257 $1,582 $1,683 Other income 8 8 7 9 5 4 5 23 14 32 23 Retailer share arrangements (9) (12) (9) (11) (8) (14) (13) (30) (35) (41) (46) Platform revenue $371 $375 $403 $424 $400 $402 $434 $1,149 $1,236 $1,573 $1,660 CareCredit: Interest and fees on loans $378 $383 $412 $421 $400 $419 $429 $1,173 $1,248 $1,594 $1,669 Other income 11 12 11 12 10 9 9 34 28 46 40 Retailer share arrangements (1) (1) (1) (1) (1) (1) (2) (3) (4) (4) (5) Platform revenue $388 $394 $422 $432 $409 $427 $436 $1,204 $1,272 $1,636 $1,704 Nine Months Ended Non-GAAP Reconciliation The following table sets forth each component of our platform revenue for periods indicated below. Twelve Months Ended Quarter Ended

Non-GAAP Reconciliation

The following table sets forth a reconciliation of each component of our capital ratios to the comparable GAAP component.

	$ in millions at June 30, 2015	$ in millions at September 30, 2015
COMMON EQUITY MEASURES		
GAAP Total common equity	$11,578	$12,158
Less: Goodwill	(949)	(949)
Less: Intangible assets, net	(575)	(646)
Tangible common equity	**$10,054**	**$10,563**
Adjustments for certain deferred tax liabilities and certain items in accumulated comprehensive income (loss)	293	291
Basel III –Common equity Tier 1 (fully phased-in)	**$10,347**	**$10,854**
Adjustments related to capital components during transition	331	375
Basel III – Common equity Tier 1 (transition)	**$10,678**	**$11,229**
Risk-weighted assets – Basel III (fully phased-in)	**$62,970**	**$65,278**
Risk-weighted assets – Basel III (transition)	**$61,985**	**$64,244**

synchrony FINANCIAL

36

37 Non-GAAP Reconciliation The following table sets forth a reconciliation between GAAP results and non-GAAP managed-basis results for 2009. Net charge-offs as a % of average loan receivables, including held for sale: GAAP 11.3% Securitization adjustments (0.6)% Managed-basis 10.7% Interest and fees on loans as a % of average loan receivables, including held for sale: GAAP 19.7% Securitization adjustments 0.8% Managed-basis 20.5% Retailer share arrangements as a % of average loan receivables, including held for sale: GAAP 3.4% Securitization adjustments (1.8)% Managed-basis 1.6% Risk-adjusted yield(a): GAAP 8.4% Securitization adjustments 1.4% Managed-basis 9.8% Twelve months ended December 31, 2009 (a) Risk-adjusted yield is equal to interest and fees on loans as a % of average loan receivables less net charge-offs as a % of average loan receivables.